                                                                    EXHIBIT 3(a)


                             ARTICLES  OF INCORPORATION

                                        of

                                 SLH CORPORATION

         The undersigned incorporator hereby forms and establishes a corporation for profit under the General Corporation Code of Kansas.

                                    ARTICLE I
                                       Name

         The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                                 SLH CORPORATION

                                    ARTICLE II
                           Registered Office and Agent

         The registered office of the Corporation is located at 9401 Indian Creek Parkway, Suite 1050 Overland Park, Johnson, County, Kansas 66210. The name of the Corporation's resident agent at such address is Registered Agent Kansas, Ltd.

                                   ARTICLE III
                                     Purpose

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Code of Kansas.

                                    ARTICLE IV
                                  Capital Stock

         The total number of shares of stock which the Corporation shall have authority to issue is Thirty One Million (31,000,000), consisting of One Million (1,000,000) shares of Preferred Stock, par value $0.01 per share (hereinafter referred to as "Preferred Stock"), and Thirty Million (30,000,000) shares of Common Stock, par value $0.01 per share (hereinafter referred to as "Common Stock").

         The Preferred Stock may be issued from time to time in one or more series.The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Kansas (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the

Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (1) The designation of the series, which may be by distinguishing number, letter or title.

         (2) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

         (3) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

         (4)    Dates at which dividends, if any, shall be payable.

         (5) The redemption rights and price or prices, if any, for shares of the series.

         (6) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

         (7) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

         (8) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

         (9) Restrictions on the issuance of shares of the same series or of any other class or series.

         (10) The voting rights, if any, of the holders of shares of the series.

         The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may be provided in these Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

         The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                  ARTICLE V
                             Board of Directors

         In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

                  (1) to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, provided further that, in the case of amendments by stockholders, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the Bylaws or to adopt any additional Bylaw; and

                  (2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in these Articles of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

         The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in these Articles of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (1) of this
Article V. For the purposes of these Articles of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                  ARTICLE VI
                           Initial Board of Directors

         The names of the persons who are to serve as the initial directors of the Corporation and the Class in which they are to serve from the filiing of these Articles of Incorporation until the expiration of their terms of office as provided under Article VII or until their successors are elected and qualify are:

            Initial Class A Director:  P. Anthony Jacobs
            Initial Class B Director:  James R. Seward
            Initial Class C Director:  Steven K. Fitzwater

         The  mailing  address  of  each  of  the  initial   directors  is:  SLH
Corporation, 2600 Grand Boulevard, Suite 500, P.O. Box 410949, Kansas City, Missouri 64141.

                                  ARTICLE VII
                Number, Election and Classification of Directors

         Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Articles of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws.

         Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Articles of Incorporation, shall be divided into three classes, as nearly equal in number as possible, consisting of Class A, Class B and Class C. The initial Class A directors shall hold office for a term expiring at the annual meeting of stockholders to be held in 1997, the initial Class B directors shall hold office for a term expiring at the annual meeting of stockholders to be held in 1998, and the initial Class C directors shall hold office for a term expiring at the annual meeting of stockholders to be held in 1999. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 1997 annual meeting, (1) directors elected to succeed those directors whose terms then expire shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (2) only if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

         Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in these Articles of Incorporation, to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Articles of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

         Notwithstanding anything contained in these Articles of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VII.

                                 ARTICLE VIII
                            Business Combinations

         (1)      Vote Required for Certain Business Combinations.

                  (a) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 2 of this Article VIII:

                      (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined), or (b) any other corporation, limited liability company, limited partnership or other entity (whether or not itself is an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                      (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, including all Affiliates of the Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or

                      (iii) the  issuance  or transfer by the Corporation or any
Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder, including all Affiliates of the Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

                      (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliates of any

Interested Stockholder; or

                       (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not an Interested Stockholder is a party thereto) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or one or more Affiliates of the Interested Stockholder;

         shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Voting Stock, voting together as a single class, including the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Voting Stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder, unless the requirement of such vote is not permitted under Kansas law. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted, by law or in any agreement with any national securities exchange or otherwise.

                  (b) Definition of "Business Combination." The term "Business Combination" as used in this Article VIII shall mean any transaction described in any one or more of clauses (i) through (v) of paragraph (a) of this Section
(1).

         (2) When Higher Vote is Not Required. The provisions of Section (1) of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or any other provision of these Articles of Incorporation, if the conditions specified in either of the following paragraphs
(a) or (b) are met:

                  (a) Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

                  (b) Price and Procedure Requirements. All of the following conditions shall have been met:

                       (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by holders of Common Stock in such Business Combination, shall be at least equal to the highest of the following:

                              (A)   (if applicable) the  highest per share price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of such Business Combination

(the "Announcement Date"), or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                              (B)   the Fair Market Value  per  share  of Common
Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; and

                              (C )  (if applicable) the price per share equal to
the Fair Market Value per share of Common Stock determined pursuant to paragraph (b)(i)(B) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Common Stock.

                       (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class, other than Common Stock or Excluded Preferred Stock, of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                              (A)  (if  applicable)  the highest per share price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date, or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                              (B)  (if  applicable)  the  highest  preferential
amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                              (C )  the  Fair  Market  Value  per  share of such
class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                              (D)     (if applicable) the price per share  equal
to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph (b)(ii)(C) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

                       (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock and other than Excluded Preferred Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                       (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
Combination: (A) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock, except as approved by a majority of the Continuing Directors; (B) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (C) there shall have been an increase in the annual rate of dividends as necessary fully to reflect any recapitalization (including any reverse stock split), reorganization or any similar reorganization which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (D) such Interested Stockholder shall not have become the Beneficial Owner of any additional Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                       (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                       (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         (3) Certain Definitions.  For purposes of this Article VIII:

             (a) "Person" shall mean any individual, firm, corporation or other entity.

             (b) "Interested Stockholder" shall mean any Person (other than the Corporation or any Subsidiary) who or which:

                       (i) itself, or along with its Affiliates, is the Beneficial Owner, directly or indirectly, of more than 10% of the then outstanding Voting Stock; or

                       (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was itself, or along with its Affiliates, the Beneficial Owner, directly or indirectly, of 10% or more of the then outstanding Voting Stock; or

                       (iii is an assignee of or has otherwise succeeded to any Voting Stock which was at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

             (c ) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as in effect on December 30, 1996. In addition, a Person shall be the "Beneficial Owner" of any Voting Stock which such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, provided that, in the case of rights issued pursuant to the Rights Agreement between the Corporation and Wells Fargo Bank of Arizona, N.A., as rights agent, dated as of December 30, 1996, or any successor rights agreement, once such rights are exercisable, a holder thereof shall not be deemed to be a "Beneficial Owner" for purposes of this provision of the shares of Voting Stock issuable pursuant to such rights unless and until such holder, on or after the date that such rights become exercisable, acquires any additional such rights or shares of Voting Stock, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner).

             (d) For the purpose of determining whether a Person is an Interested Stockholder pursuant to paragraph (b) of this Section (3), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (c) of this Section (3) but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

             (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 30, 1996.

             (f) "Subsidiary" shall mean any corporation of which a majority of any share of equity security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this Section (3), the term "Subsidiary" shall mean only a corporation of which a majority of each share of equity security is owned, directly or indirectly, by the Corporation.

             (g) "Continuing Director" shall mean any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

             (h) "Fair Market Value" shall mean (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. National Market System, or, if such stock is not quoted thereon, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use in its stead, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section (4) of this Article VIII; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section (4) of this Article VIII.

             (i) In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraphs (b)(i) and (ii) of Section (2) of this Article VIII shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

             (j) "Excluded Preferred Stock" means any series of Preferred Stock with respect to which a majority of the Continuing Directors have approved a Preferred Stock Designation creating such series that expressly provides that the provisions of this Article VIII shall not apply.

         (4) Certain Powers of the Board. The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this
Article VIII, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including, without limitation (a) whether a Person is an Interested Stockholder,
(b) the number of shares of Voting Stock beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, (d) whether the applicable conditions set forth in paragraph (b) of Section (2) of this Article VIII have been met with respect to any Business Combination, (e) the Fair Market Value of stock or other property, in accordance with paragraph (h) of Section (3) of this Article VIII, and (f) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more.

          (5) No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article VIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          (6) Amendment, Repeal, etc. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be permitted by law, these Articles of Incorporation or the Bylaws of the Corporation), but in addition to any affirmative vote of the holders of any particular class of the Voting Stock required by law or these Articles of Incorporation and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of the then outstanding Voting Stock voting together as a single class, including the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Voting Stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VIII of these Articles of Incorporation.

                                   ARTICLE IX
                    Indemnification of Directors and Officers

         Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Code of Kansas as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by these Articles of

Incorporation or otherwise by the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article IX. Any amendment or repeal of this
Article IX shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                 ARTICLE X
                      Limitation on Liability of Directors

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under the provisions of Section 17-6424 of the General Corporation Code of Kansas, or (4) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article X shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                 ARTICLE XI
                                  Amendment

         Except as may be expressly provided in these Articles of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Kansas at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that any amendment or repeal of Article IX or Article X of these Articles of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal, and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

                                   ARTICLE VI
                                  Incorporator

         The name and mailing address of the incorporator is: Lathrop M. Gates, 2345 Grand Boulevard, Kansas City, Missouri 64108-2684.

         The powers of the incorporator shall terminate upon the filing of these Articles of Incorporation.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name this __ day of December, 1996.

                                                 ______________________________
                                                 Lathrop M. Gates
                                                 Incorporator


STATE OF MISSOURI  )
                   ) ss.
COUNTY OF JACKSON  )


         Personally appeared before me, a Notary Public in and for said county and state, the above-named Lathrop M. Gates, who is personally known to me to be the same person who executed the foregoing instrument of writing and duly acknowledged the execution of the same.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this __ day of December, 1996.



                                                 ______________________________
                                                 Notary Public


My commission expires: ______________________.